October 20, 2000

Stephen Brown
4052 Del Rey Avenue.,
Suite 108
Marina Del Rey, CA 90292


     RE: Private Common Stock


Dear Mr. Brown

This letter expresses the intent of US Online.com, Inc. a Washington corporation (the "Company") to sell a certain number of shares of the common stock of the Company, and WorldNet Resource Group, Inc. a Utah corporation ("Purchaser"), to purchase such shares of the Company. This letter of intent ("Letter of Intent") and the provisions contained herein are not binding on the parties unless specifically so stated, except to the extent that they reflect the present intent of the parties to enter into further negotiations and attempt to develop a mutually satisfactory definitive written agreement for the sale and purchase of the common stock of the Company, in a form mutually satisfactory to Purchaser and Company ("Definitive Agreement").

The parties undertake in good faith to attempt to negotiate and execute with deliberate speed, a Definitive Agreement, which will cover the general items, contained in the attached Private Offering Term Sheet (the term of which are incorporated herein by this reference) and those items below. The Definitive Agreement will contain all representations, warranties, covenants, agreements and indemnities customary for transactions of this type and provide for obtaining all corporate and other consents and approvals that may be necessary to consummate the transaction. Unless and until such a Definitive Agreement is executed in writing by the parties hereto, neither Purchaser nor the Company shall be under any obligation on the other regarding the transactions which are the subject of this Letter of Intent except for the agreement contained below in Paragraph 2 through 4, regardless of any negotiations or understandings arising subsequent to the date of this Letter of Intent, unless otherwise mutually agreed to in writing.


The provisions set forth below reflect the general understanding between the Purchaser and the Company to provide guidance in the drafting of appropriate provisions in the Definitive Agreement. Our understanding are as outlined in the attached Private Offering Term Sheet and as follows.


1. Common Stock to be purchased. Purchaser will purchase from the Company shares of the Company's common stock as follow:

Date             No.of Shares      Purchase Price   Price per Share
---------------------------------------------------------------------
11/05/00         250,000           $250,000         $1.00
12/15/00         750,000           $750,000         $1.00
2/01/01          1,134,260         $1,134,260       $1.00

Total:           2,134,260         $2,134,260       $1.00


2. Confidentiality: Purchaser and the Company agree not to disclose or use, and not to permit their respective representatives to disclose or use, any Confidential Information furnished, to be furnished or otherwise acquired or obtained in connection with the purchase and sale of the common stock discussed herein ("Acquisitions") at any time or in any manner, except in connection with the evaluation of the Acquisitions. Each party shall, and shall cause its representatives to, take any and all measures and precautions necessary or advisable to safeguard the Confidential Information of the other party and prevent the unauthorized use or disclosure thereof. Each party shall disclose the Confidential Information of the other party disclosure thereof. Each party shall disclose the Confidential Information of the other party only to those of its representatives who need to know such Confidential Information for the purpose of evaluating the Acquisitions, and shall only disclose such portion of the Confidential
     Information of the other party to any such representatives as is necessary for the representative to make the evaluation required of him. "Confidential Information" means any and all information, records, files, agreements, contracts, or other documentation concerning Purchaser, or the Company, as the case may be: provided that it does not include information which (i) is generally available to or known by the public other than as a result of improper disclosure by the receiving party or (ii) is obtained by the receiving party from a source other than the furnishing party, provided that such source was not bound by a duty of confidentially to the furnishing party or another party with respect to such information.


3. Return of Information: In the event that the Acquisition is not consummated, for any reason whatsoever, each party shall immediately return to the party its Confidential Information and any notes or other material compiled from or related to such Confidential
     Information.


4.   Public Disclosure: Except as and to the extent requires by law, without the prior Written consent of the other party, neither
     Purchaser nor the Company will, and      each will direct its
     representatives not to make, directly or indirectly any public comment, statement, or communication with respect to, or otherwise to disclose or to permit the disclosure of the existence of discussion regarding a possible transaction among Purchaser and the Company or any of the terms, conditions, or other aspects of the transactions proposed in this Letter of Intent. If a party is requires by law to make any such disclosure, it must first provide to the other party the content of the proposed disclosure, the reason that such disclosure is required by law, and the time and place that the disclosure will be made.

5 Assignment: Neither party may assign its rights or delegate its obligations under this Letter of Intent without the prior written consent of the other party.

6. No Third Party Beneficiaries: This Letter of Intent is not intended to, and shall not, Benefit any person or entity not a party to this Letter of Intent.

7.   Governing Law.   This Letter of Intent and Definitive Agreement
     shall be governed by and construed in accordance with the internal laws of the State of Washington without regard to its conflict of laws principles.


If you are in agreement with the foregoing, please sign and return one copy of this Letter of Intent to the undersigned, which thereupon will constitute our understanding with respect to its subject matter.

Very truly your,
US Online.Com, Inc.
------------------------
Steven W. Klock, President


The undersigned hereby accepts and agrees to the terms of the foregoing
Letter of Intent on this         day of October, 2000.


WORLDNET RESOURCE GROUP, INC.


------------------------------
BY: Stephen Brown, Chairman


                        Private Offering Term Sheet


                      $2,134,260 Common Stock Offering


This Term Sheet ("Term Sheet") summarizes certain terms of the proposed sale of Common Stock of US Online.com, Inc. ("The Company") to WorldNet
Resource Group Inc. (' WNRG") and is for discussion purposes only. The Term
Sheet is not a complete description of this transaction, does not constitute either an offer to sell or an offer to purchase securities, and is qualified in its entirety by the definitive documents for this transaction.

Company:       US Online.com, Inc. a Washington Corporation

Investor:      WorldNet Resource Group, Inc. a Utah Corporation

Share Pricing &          20%
Pro Forma
                         Directors & Officers      4,380,131  41.0%
Capitalization:          Other Shareholders        1,731,908  16.2%
                         Options Authorized        1,425,000  13.4%
                         Reserved for ISPs         1,000,000   9.4%
                                                  -----------
                             Existing:             8,537,039  80.0%
                         WNRG                      2,134,260  20.0%
                                                  -----------
                                                  10,671,299  100.0%
                                                  -----------


                              WNRG Investments
                         Investments              2,134,260
                         Shares                   2,134,260
                         Price per share          $    1.00

Benchmarks:              Key Milestone            12/31/00    3/31/01
                         ISPs Operating US
                         Online Portal            100         200
                         Annualized Revenues,
                          based on Gross
                         Revenues in the
                          specified month
                          multiplied
                         By 12 ($000)             $1,800      $3,600

Closing:                                          US Online
                                                  ----------

                                                          WNRG's%      Shares
                                                          -------      --------
Date:     Action                 Shares       Price       Ownership    Outstanding
--------  --------------         ---------    ----------  -----------  -----------
10/20/00  Letter of Intent
           signed
11/5/00   B/A/                   $  250,000      250,000  $1.00
12/15/00                         $  750,000      750,000  $1.00
2/1/2001                         $1,134,260    1,134,260  $1.00

Total:                           $2,134,260    2,134,260  $1.00        20.0%
                                              10,671,299

*NOTE: Stock share will be issued to WNRG at the proposed share price upon the receipt of each payment.

Use of Proceeds:              Next 12 Months
                              ------------
Working Capital for           $ 1,200,000
ISP Recruitment
Portal Operations
Local Ad Sales
Computer Equipment            $   350,000
Other Fixed Assets            $   227,000
Reserve                       $   357,260
                              ------------
  Total:                      $ 2,134,260

     Investor Eligibility: The offering is being made privately to "accredited" investors within the meaning of Rule 501 of Regulation D under the Securities Act of 1933. The criteria for determining accredited investor status are set forth on the schedule of Investor Suitability Standards attached to this Term Sheet.

Board Seat:   WNRG shall have the right to elect one director of the
Company upon purchase of all shares shown above.

Consulting:   WNRG shall provide key management personal to work with the
Company in achieving joint strategic initiatives.


Risk Factors:   The purchasing of shares of capital stock in a small,
fragile company, such as the Company, is extremely speculative and, in view of the myriad of risk to which the Company is inherently subject, should not be made by anyone who cannot afford to lose his or her investment in its entirety.

Transfer of Securities: There is and will be trading market in the Company's securities. The Common Stock is not registered under federal or state securities laws and may not be resold or transferred without the furnishings of an opinion of counsel that to do so would not violate the registration provisions of such laws. A legend upon the certificates representing the Common Stock will so reflect such restrictions.
